                          STRATTEC SECURITY CORPORATION

                              ECONOMIC VALUE ADDED
                                   BONUS PLAN
                                       FOR
                           NON-EMPLOYEE MEMBERS OF THE
                               BOARD OF DIRECTORS

                             Effective June 30, 1997
                as Amended August 21, 2001, October 23, 2001 and
                                  May 20, 2003

                          STRATTEC SECURITY CORPORATION

                              ECONOMIC VALUE ADDED
                                   BONUS PLAN
                                       FOR
                           NON-EMPLOYEE MEMBERS OF THE
                               BOARD OF DIRECTORS

                                TABLE OF CONTENTS

                                                                                        Page
I.       Plan Objectives                                                                  1

II.      Plan Administration                                                              1

III.     Definitions                                                                      1

IV.      Eligibility                                                                      4

V.       Individual Participation Levels                                                  4

VI.      Performance Factors                                                              4

VII.     Change in Status During Plan Year                                                5

VIII.    Bonus Payment                                                                    6

IX.      Administrative Provisions                                                        6

X.       Miscellaneous                                                                    7

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I.       PLAN OBJECTIVES

         A. To promote the maximization of shareholder value over the long term by providing incentive compensation to non-employee members of the Board of Directors of STRATTEC SECURITY CORPORATION (the "Company") in a form which is designed to financially reward participants for an increase in the value of the Company.

         B. To provide competitive levels of compensation that enable the Company to attract and retain people who can have a positive impact on the economic value of the Company to its shareholders.

         C. To encourage teamwork and cooperation in the achievement of Company goals.

II.      PLAN ADMINISTRATION

         The Chairman & C.E.O. of the Company shall be responsible for the design, administration, and interpretation of the Plan.

III.     DEFINITIONS

         A.       "Actual EVA" means the EVA as calculated for the relevant Plan
                  Year.

         B. " Bonus" means the bonus which is calculated in the manner set forth in Section V.A.

         C. "Capital" means the Company's average monthly net operating capital employed for the Plan Year, calculated as follows:

                                    Current Assets

                           -        Current Interest Bearing Assets

                           +        Bad Debt Reserve

                           +        LIFO Reserve

                           -        Future Income Tax Benefits

                           -        Current Noninterest-Bearing Liabilities

                           +        Property, Plant, Equipment, (Net)

                           -        Construction in Progress

                         (+/-)      Unusual Capital Items

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         D.       "Capital Charge" means the deemed opportunity cost of
                  employing Capital in the Company's business, determined as follows:

                           Capital Charge = Capital x Cost of Capital

         E. "Company" means STRATTEC SECURITY CORPORATION. The Company's Chairman & C.E.O., or his/her designee may act on behalf of the Company with respect to this Plan.

         F. "Compensation Committee" means the Compensaiton Committee of the Board of Directors, which among other duties, is responsible for administering the EVA Plan for the Company's Officers and Senior Managers.

         G.. "Cost of Capital" means the weighted average of the cost of equity and the after tax cost of debt for the relevant Plan Year. For the purpose of this Plan, the Cost of Capital will be the same as that determined (to the nearest tenth of a percent) by the Compensaiton Committee prior to each Plan Year for the Executive Officer and Senior Managers EVA Plan, consistent with the following methodology:

                  (a) Cost of Equity = Risk Free Rate + (Business Risk Index x Average Equity Risk Premium)

                  (b)      Debt Cost of Capital = Debt Yield x (1 - Tax Rate)

                  (c) The weighted average of the Cost of Equity and the Debt Cost of Capital is determined by reference to the expected debt-to-capital ratio where the Risk Free Rate is the average daily closing yield rate on 10 year U.S. Treasury Bonds for an appropriate period (determined by the Compensation Committee from time to time) preceding the relevant Plan Year, the Business Risk Index is determined by reference to an auto supply industry factor selected by the Compensation Committee, the Average Equity Risk Premium is 6%, the Debt Yield is the weighted average yield of all borrowing included in the Company's permanent capital, and the tax rate is the combination of the relevant corporate Federal and state income tax rates.

                  The Compensation Committee will review the Cost of Capital annually and make appropriate adjustments only if the calculated Cost of Capital changes by more than 1% from that used during the prior Plan Year.

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         H.       "Earned Wages" includes all cash compensation paid in the Plan
                  Year.

         I. "Economic Value Added" or "EVA" means the NOPAT that remains after subtracting the Capital Charge, expressed as follows:

                                    EVA = NOPAT - Capital Charge

                  EVA may be positive or negative.

         J. Effective Date. June 30, 1997, the date as of which the Plan first applies to the Company.

         K. "EVA Leverage Factor" means the adjustment factor reflecting deviation in the use of capital expressed as a percentage of net operating capital employed. For purposes of this Plan, the Company's EVA Leverage Factor is determined to be 5% of the monthly average net operating capital employed during the prior Plan year.

         L. "NOPAT" means cash adjusted net operating profits after taxes for the Plan Year, calculated as follows:

                                    Net Sales

                         -          Cost of Goods Sold

                       (+ -)        Change in LIFO Reserve

                         -          Engineering/Selling & Admin.

                       (+ -)        Change in Bad Debt Reserve

                       (+ -) Other Income & Expense excluding Interest Income or Expense

                       (+ -)        Other Unusual Income or Expense Items

                       (+ -)        Amortization of Unusual Income or Expense
                                    Items

                         - Cash Taxes on the Above (+/- change in deferred tax liability)

         M. Participant. Any individual who has satisfied the eligibility requirements of the Plan as provided in Section IV.

         N. "Plan Year" means the one-year period coincident with the Company's fiscal year.

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         O.       "Target EVA" means the target level of EVA for the Plan Year, determined as follows:

                   Current Plan        Prior Year     Prior Year     Expected
                   Year Target EVA  =  Target EVA  +  Actual EVA  +  Improvement
                                       -------------------------
                                                   2

                  Expected Improvement will be approved by the Board of Directors annually, based on past practice and consideration for current relevant economic conditions. Regardless of the above defined formula, the Current Plan Year Target EVA cannot be less than the Expected Improvement approved by the Board of Directors.

IV.      ELIGIBILITY

         Members of the Company's Board of Directors who are not regular full-time employees of the Company are the only individuals eligible to participate in this Plan.

V.       INDIVIDUAL PARTICIPATION LEVELS

         A. Bonus Formula. Each Participant's Bonus will be determined as a function of the Participant's Earned Wages, the Participant's Target Incentive Award (provided in paragraph V.B., below), and the Company Performance Factor (provided in
                  Section VI.) for the Plan Year. Each Participant's Accrued Bonus will be calculated as follows:

                                     Target        Company
                  Participant's  x   Incentive  x  Performance
                  Earned Wages       Award         Factor

         B. Target Incentive Award. The Target Incentive Award for all non-employee Directors will be 40% of Earned Wages.

VI.      PERFORMANCE FACTOR

         A. Company Performance Factor Calculation. For any Plan Year, the Company Performance Factor will be calculated as follows:

                  Company Performance Factor = 1.00 + Actual EVA - Target EVA
                                                      -----------------------
                                                        EVA Leverage Factor

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         B.       Adjustments to Company Performance. When Company performance is based on Economic Value Added, it may be necessary to exclude significant, unusual, unbudgeted or noncontrollable gains or losses from actual financial results in order to properly measure performance. The Chairman & C.E.O. will decide those items that shall be considered in adjusting actual results. For example, some types of items that may be considered for exclusion are:

                  (1) Any gains or losses which will be treated as extraordinary in the Company's financial statements.

                  (2) Profits or losses of any entities acquired by the Company during the Plan Year, assuming they were not included in the budget and/or the goal.

                  (3) Material gains or losses not in the budget and/or the goal which are of a nonrecurring nature and are not considered to be in the ordinary course of business. Some of these would be as follows:

                           (a) Gains or losses from the sale or disposal of real estate or property.

                           (b) Gains resulting from insurance recoveries when such gains relate to claims filed in prior years.

                           (c) Losses resulting from natural catastrophes, when the cause of the catastrophe is beyond the control of the Company and did not result from any failure or negligence on the Company's part.

VII.     CHANGE IN STATUS DURING THE PLAN YEAR

         A. New Board Members. A newly appointed or elected non-employee Director will accrue a pro rata Bonus based on Earned Wages received during the first Plan Year in which that Director joins the Board of Directors.

         B. Removal. A non-employee Director removed from the Board of Directors by due process during the Plan Year shall not be eligible for a Bonus.

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         C.       Resignation. A non-employee Director who resigns during the
                  Plan Year will be eligible for a pro rata Bonus based on Earned Wages received.

         D. Death, Disability and Retirement. If a non-employee Director ceases to function as a member of the Board of Directors during a Plan Year by reason of death or disability, a tentative Bonus will be calculated as if the Participant had remained an active member of the Board as of the end of the Plan Year. The final Bonus will be calculated based upon the Earned Wages received.

                  Each non-employee Director may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the non-employee Director's death.

                  Each such designation shall revoke all prior designations by the non-employee Director, shall be in the form prescribed by the Compensation Committee, and shall be effective only when filed by the non-employee Director in writing during his or her lifetime with the Chairman & C.E.O.

                  In the absence of any such designation, benefits remaining unpaid at the non-employee Director's death shall be paid to that Director's estate.

         E. Leave of Absence. A non-employee Director whose status as an active Board Member is changed during a Plan Year as a result of a leave of absence may, at the discretion of the Chairman & C.E.O., be eligible for a pro rata Bonus determined in the same way as in paragraph D of this Section.

VIII.    BONUS PAYMENT

         All positive Bonuses of Participants for the Plan Year shall be paid in full as soon as administratively feasible following the end of the Plan Year in which the Bonus was earned.

IX.      ADMINISTRATIVE PROVISIONS

         A. Amendments. The Chairman & C.E.O. of the Company shall have the right to amend or restate the Plan at any time from time to time. The Company reserves the right to suspend or terminate the Plan at

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                  any time. No such modification, amendment, suspension, or
                  termination may, without the consent of any affected participants (or beneficiaries of such participants in the event of death), reduce the rights of any such participants (or beneficiaries, as applicable) to a payment or distribution already earned under Plan terms in effect prior to such change.

         B. Authority to Act. The Chairman & C.E.O. (or in his or her absence, the President & C.O.O.) may act on behalf of the Company for purposes of the Plan.

         C. Interpretation of Plan. Any decision of the Chairman & C.E.O. with respect to any issues concerning, the amounts, terms, form and time of payment of awards, and interpretation of any Plan guideline, definition, or requirement shall be final and binding.

         D. Reporting Compliance. Awards made under this Plan shall be included in the employee's compensation for purposes of Securities & Exchange Commission required reporting.

         E. Right to Continued Employment; Additional Awards. The receipt of a bonus award shall not give the recipient any right to continued membership on the Company's Board of Directors. In addition, the receipt of a bonus award with respect to any Plan Year shall not entitle the recipient to an award with respect to any subsequent Plan Year.

X.       MISCELLANEOUS

         A. Indemnification. The Chairman & C.E.O. (or any Company officer designated to act in the Chairman's behalf) shall not be liable for, and shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with any claim, action, suit, or proceeding to which the Chairman & C.E.O., President & C.O.O. and/or the Compensation Committee may be a party by reason of any action taken or failure to act under this Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person(s) may be entitled under the Company's Certificate of Incorporation of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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         B.       Expenses of the Plan. The expenses of administering this Plan shall be borne by the Company.

         C. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                                       8